                                  EXHIBIT 99.1

                             JOINT FILING STATEMENT

      Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date:  February 9, 2001

                             NAZEM & COMPANY IV, L.P.

                             By: Nazem & Associates IV, L.P.
                             Title: General Partner of Nazem & Company IV, L.P.

                             By: /s/ Fred F. Nazem
                                ------------------------------------------------
                                 By: Fred F. Nazem
                                 Managing General Partner of
                                 Nazem & Associates IV, L.P.

                             NAZEM & ASSOCIATES IV, L.P

                             By: /s/ Fred F. Nazem
                                ------------------------------------------------
                                 Fred F. Nazem
                                 Managing General Partner


                                 /s/ Fred F. Nazem
                                ------------------------------------------------
                                 Fred F. Nazem


                                 /s/ Philip E. Barak
                                ------------------------------------------------
                                 Philip E. Barak


                               Page 9 of 9 pages